KINGSWAY ANNOUNCES FOURTH QUARTER AND YEAR-END 2015 RESULTS

Toronto, Ontario (February 4, 2016) - (TSX: KFS, NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) today announced its operating results for the fourth quarter and year ended December 31, 2015. All amounts are in U.S. dollars unless indicated otherwise.

Management Comments

Larry G. Swets, Jr., President and Chief Executive Officer, stated, “2015 was an excellent year for the Company, as we returned to profitability and improved the balance sheet considerably through the sale of ARS in April, the buy-out of the Management Services Agreement from 1347 Property Insurance Holdings, Inc. (while maintaining a position in the company), repaying our KLROC debt, and becoming current on the outstanding Trust Preferred indentures. This has Kingsway positioned to both pursue new growth opportunities while also allowing our Company to initiate a share buy-back plan. We reported considerably higher net investment income and have grown book value per share by 5%. We are now in the strongest financial position since our management team joined in 2010. Each of us has a meaningful stake in the Company and believes in Kingsway’s long-term potential.”

Mr. Swets continued, “In the fourth quarter, our concentration was on effectively managing our existing operations. We are focused on gradual gains while maintaining the float to provide Kingsway the ability to execute on its merchant banking strategy.

“Kingsway is actively pursuing expansion opportunities where we can leverage our expertise and track record to seek long-term value creation through investments, acquisitions and financings. We will leverage our unique position with the Company’s deferred tax asset to execute on these opportunities throughout the remainder of the year.”

Operating Results

The Company reported net loss attributable to common shareholders of $2.3 million, or $0.12 per diluted share, in the fourth quarter of 2015, compared to a net income attributable to common shareholders of $0.5 million, or $0.03 per diluted share, in the fourth quarter of 2014.

For the year ended December 31, 2015, Kingsway reported net income attributable to common shareholders of $0.8 million, or $0.04 per diluted share, compared to a net loss attributable to common shareholders of $13.1 million, or $0.75 per diluted share, in the prior year period.

Following are highlights of Kingsway’s fourth quarter 2015 results. Operating (loss) income reflects the Company’s core operating activities, including its reportable segments, passive investment portfolio, merchant banking activities and corporate operating expenses.

•	Operating loss was $0.9 million for the fourth quarter of 2015 compared to operating income of $3.6 million for the fourth quarter of 2014.

◦	Insurance Underwriting segment operating loss was $0.8 million for the fourth quarter of 2015 compared to operating income of $1.2 million for the fourth quarter of 2014.

◦	Insurance Services segment operating loss was $0.2 million for the fourth quarter of 2015 compared to income of $0.2 million for the fourth quarter of 2014.

◦	Net investment income of $0.3 million was reported in the fourth quarter of 2015 compared to $0.3 million in the fourth quarter of 2014.

◦	Net realized gains of $1.1 million were reported in the fourth quarter of 2015 compared to net realized losses of $0.4 million in the fourth quarter of 2014.

◦	Other operating income and expense was a net expense of $1.3 million in the fourth quarter of 2015 compared to a net income of $2.3 million in the fourth quarter of 2014.

•	Adjusted operating loss was $0.2 million in the fourth quarter of 2015 compared to income of $1.2 million in the fourth quarter of 2014.

•
Book value increased to $2.22 per share at December 31, 2015 from $2.12 per share at December 31, 2014. The Company also carries a valuation allowance, in the amount of $14.39 per share at December 31, 2015, against the deferred tax asset, primarily related to its loss carryforwards.

About the Company

Kingsway is a holding company functioning as a merchant bank with a focus on long-term value-creation. The Company owns or controls stakes in several insurance industry assets and utilizes its subsidiaries, 1347 Advisors LLC and 1347 Capital LLC, to pursue opportunities acting as an advisor, an investor and a financier. The common shares of Kingsway are listed on the Toronto Stock Exchange and the New York Stock Exchange under the trading symbol “KFS.”

Consolidated Statements of Operations
(in thousands, except per share data)

	Three months ended December 31,		Years ended December 31,
	2015	2014	2015	2014
Revenues:	(unaudited)		(unaudited)
Net premiums earned	$29,006	$28,500	$117,433	$117,593
Service fee and commission income	5,536	5,619	22,966	24,659
Net investment income	286	320	2,918	1,616
Net realized gains (losses)	1,061	(418)	1,197	5,041
Other-than-temporary impairment loss	—	—	(10)	—
Other income	2,288	2,386	15,462	9,315
Total revenues	38,177	36,407	159,966	158,224
Operating expenses:
Loss and loss adjustment expenses	23,758	21,011	92,812	86,227
Commissions and premium taxes	5,574	5,415	22,773	23,238
Cost of services sold	915	543	4,044	3,880
General and administrative expenses	10,012	8,417	41,760	41,613
Amortization of intangible assets	307	400	1,244	1,620
Contingent consideration benefit	(1,503)	(3,024)	(1,139)	(2,223)
Impairment of asset held for sale	—	—	—	1,180
Total operating expenses	39,063	32,762	161,494	155,535
Operating (loss) income	(886)	3,645	(1,528)	2,689
Other (revenues) expenses, net:
Interest expense	1,225	1,431	5,278	5,645
Foreign exchange losses, net	5	148	1,215	419
(Gain) loss on change in fair value of debt	33	754	(1,458)	10,953
Loss on disposal of subsidiary	—	2	—	1,244
Loss on disposal of asset held for sale	—	125	—	125
Loss on deconsolidation of subsidiary	—	—	4,420	—
Equity in net (income) loss of investee	(60)	107	339	190
Total other expenses, net	1,203	2,567	9,794	18,576
Loss from continuing operations before income tax expense (benefit)	(2,089)	1,078	(11,322)	(15,887)
Income tax expense (benefit)	14	(250)	93	(1,221)
(Loss) income from continuing operations	(2,103)	1,328	(11,415)	(14,666)
(Loss) income from discontinued operations, net of taxes	(9)	23	1,417	3,442
Gain on disposal of discontinued operations, net of taxes	8	—	11,267	—
Net (loss) income	(2,104)	1,351	1,269	(11,224)
Less: net income attributable to noncontrolling interests in consolidated subsidiaries	88	723	162	1,596
Less: dividends on preferred stock	83	82	329	300
Net (loss) income attributable to common shareholders	$(2,275)	$546	$778	$(13,120)
(Loss) earnings per share - continuing operations:
Basic:	$(0.12)	$0.03	$(0.60)	$(0.95)
Diluted:	$(0.12)	$0.03	$(0.60)	$(0.95)
Earnings per share - discontinued operations:
Basic:	$—	$—	$0.64	$0.20
Diluted:	$—	$—	$0.64	$0.20
(Loss) earnings per share – net (loss) income attributable to common shareholders:
Basic:	$(0.12)	$0.03	$0.04	$(0.75)
Diluted:	$(0.12)	$0.03	$0.04	$(0.75)
Weighted average shares outstanding (in ‘000s):
Basic:	19,710	19,710	19,710	17,398
Diluted:	19,710	19,710	19,710	17,398

Consolidated Balance Sheets
(in thousands, except per share data)

	December 31, 2015	December 31, 2014
	(unaudited)
Assets
Investments:
Fixed maturities, at fair value (amortized cost of $55,606 and $56,000, respectively)	$55,559	$56,195
Equity investments, at fair value (cost of $26,428 and $16,579, respectively)	27,559	19,618
Limited liability investments	20,141	7,294
Other investments, at cost which approximates fair value	4,077	3,576
Short-term investments, at cost which approximates fair value	400	400
Total investments	107,736	87,083
Cash and cash equivalents	51,701	71,234
Investment in investee	1,772	2,115
Accrued investment income	594	141
Premiums receivable, net of allowance for doubtful accounts of $165 and $1,889, respectively	27,090	28,885
Service fee receivable, net of allowance for doubtful accounts of $276 and $247, respectively	911	964
Other receivables, net of allowance for doubtful accounts of $806 and $806, respectively	3,789	5,145
Reinsurance recoverable	1,422	3,652
Prepaid reinsurance premiums	7	8
Deferred acquisition costs, net	12,143	12,197
Income taxes recoverable	61	74
Property and equipment, net of accumulated depreciation of $12,537 and $15,751, respectively	5,577	5,975
Goodwill	10,078	10,078
Intangible assets, net of accumulated amortization of $6,009 and $4,765, respectively	14,736	15,980
Other assets	3,405	3,638
Asset held for sale	—	54,553
Total Assets	$241,022	$301,722
Liabilities and Shareholders' Equity

Liabilities:
Unpaid loss and loss adjustment expenses:
Property and casualty	$55,471	$63,895
Vehicle service agreements	2,975	2,975
Total unpaid loss and loss adjustment expenses	58,446	66,870
Unearned premiums	35,234	36,432
Reinsurance payable	145	525
LROC preferred units, at fair value	—	13,618
Subordinated debt, at fair value	39,898	40,659
Deferred income tax liability	2,924	2,837
Deferred service fees	34,319	35,096
Accrued expenses and other liabilities	19,959	35,836
Liabilities held for sale	—	21,653
Total Liabilities	190,925	253,526

Class A preferred stock, no par value; unlimited number authorized; 262,876 and 262,876 issued and outstanding at December 31, 2015 and December 31, 2014, respectively	6,394	6,330

Shareholders' Equity:
Common stock, no par value; unlimited number authorized; 19,709,706 and 19,709,706 issued and outstanding at December 31, 2015 and December 31, 2014, respectively	—	—
Additional paid-in capital	341,646	340,844
Accumulated deficit	(308,995)	(312,050)
Accumulated other comprehensive income	9,300	8,670
Shareholders' equity attributable to common shareholders	41,951	37,464
Noncontrolling interests in consolidated subsidiaries	1,752	4,402
Total Shareholders' Equity	43,703	41,866
Total Liabilities and Shareholders' Equity	$241,022	$301,722

Non-U.S. GAAP Financial Measures
Segment Operating (Loss) Income

Segment operating (loss) income represents one measure of the pretax profitability of Kingsway’s segments and is derived by subtracting direct segment expenses from direct segment revenues. Please refer to the section entitled “Non-U.S. GAAP Financial Measures” in the Management’s Discussion and Analysis section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for a detailed description of this non-U.S. GAAP measure.

Adjusted Operating (Loss) Income

Adjusted operating (loss) income represents another measure used by the Company to assess the profitability of the Company’s segments, its passive investment portfolio and its merchant banking activities. Adjusted operating (loss) income is comprised of segment operating (loss) income as well as net investment income, net realized gains, other-than-temporary impairment loss, equity in net income (loss) of investee and net revenues of 1347 Advisors. A reconciliation of segment operating (loss) income and adjusted operating (loss) income to net (loss) income for the quarters and years ended December 31, 2015 and 2014 is presented below:

(in thousands)	Three months ended December 31,		Years ended December 31,
	2015	2014	2015	2014
Segment operating (loss) income	$(928)	$1,385	$(1,775)	$1,496
Net investment income	286	320	2,918	1,616
Net realized gains (losses)	1,061	(418)	1,197	5,041
Other-than-temporary impairment loss	—	—	(10)	—
Equity in net income (loss) from investee	60	(107)	(339)	(190)
Revenues of 1347 Advisors, net of related outside professional and advisory expenses	(639)	54	5,167	78
Adjusted operating (loss) income	(160)	1,234	7,158	8,041
Corporate operating expenses and other (1)	(1,862)	(320)	(8,920)	(7,302)
Amortization of intangible assets	(307)	(400)	(1,244)	(1,620)
Contingent consideration benefit	1,503	3,024	1,139	2,223
Impairment of asset held for sale	—	—	—	(1,180)
Interest expense	(1,225)	(1,431)	(5,278)	(5,645)
Foreign exchange losses, net	(5)	(148)	(1,215)	(419)
(Loss) gain on change in fair value of debt	(33)	(754)	1,458	(10,953)
Loss on disposal of subsidiary	—	(2)	—	(1,244)
Loss on disposal of asset held for sale	—	(125)	—	(125)
Loss on deconsolidation of subsidiary	—	—	(4,420)	—
Income from disposed subsidiary	—	—	—	2,337
(Loss) income from continuing operations before income tax (expense) benefit	(2,089)	1,078	(11,322)	(15,887)
Income tax (expense) benefit	(14)	250	(93)	1,221
(Loss) income from continuing operations	(2,103)	1,328	(11,415)	(14,666)
(Loss) income from discontinued operations, net of taxes	(9)	23	1,417	3,442
Gain on disposal of discontinued operations, net of taxes	8	—	11,267	—
Net (loss) income	$(2,104)	$1,351	$1,269	$(11,224)

(1)	Corporate operating expenses and other includes corporate operating expenses, stock-based compensation expense and non-cash expenses related to the consolidation of KLROC Trust.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, please refer to the section entitled “Risk Factors” in the Company’s 2014 Annual Report on Form 10-K. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

Additional Information
Additional information about Kingsway, including a copy of its 2014 Annual Report and filings on Forms 10-Q and 8-K, can be accessed on the Canadian Securities Administrators’ website at www.sedar.com, on the EDGAR section of the U.S. Securities and Exchange Commission’s website at www.sec.gov or through the Company’s website at www.kingsway-financial.com.

For a current review of the Company and a discussion of its plan to create and sustain long-term shareholder value, management invites you to review its Annual Letter to Shareholders, which may be accessed at the Company’s website or directly at http://bit.ly/kfs2014.